As filed with the Securities and Exchange Commission on September 22, 1999

                                                    Registration No. 333-[_____]

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             REGISTRATION STATEMENT
                                   ON FORM S-8
                        UNDER THE SECURITIES ACT OF 1933

                              COHOES BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
                  (State or other jurisdiction of incorporation
                                or organization)

                       75 Remsen Street, Cohoes, New York
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                   14-1807865
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                                      12047
--------------------------------------------------------------------------------
                                   (Zip Code)

                              COHOES BANCORP, INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                            Robert L. Freedman, P.C.
                             Beth A. Freedman, P.C.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                                 Suite 700 East
                           1100 New York Avenue, N.W.
                           Washington, D.C. 20005-3934
                     (Name and address of agent for service)

                                 (202) 414-6100
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                 Proposed maximum Proposed maximum  Amount of
Title of securities Amount to be  offering price      aggregate    registration
 to be registered   registered(1)    per share     offering price     fee
------------------- ------------- --------------- ---------------- -------------

Common Stock, par    953,522 shares $   (2)       $10,557,440 (2)    $2,935 (2)
value $.01 per share
--------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee. Of the 953,522 shares being registered hereby (i) 866,555 shares are subject to options with an exercise price of $12.0625 per share ($10,452,819 in the aggregate) and (ii) the remaining shares 56,967 which have not been awarded to date, at $12.03 per share ($104,621 in the aggregate), which was the average of the high and low prices of the common stock of Cohoes Bancorp, Inc. on September 20, 1999 as reported on the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Cohoes Bancorp, Inc. 1999 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously or concurrently filed by Cohoes Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

         (a) the Registrant's Registration Statement on Form S-1 including all amendments thereto (Registration No. 333-63539) filed with the Commission on September 16, 1998, and all amendments thereto or reports filed for the purpose of updating such description;

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by audited financial statements contained in the prospectus referred to in Item 3(a);

         (c) the description of the common stock, par value $.01 per share, or the Registrant contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-63539) filed with the Commission on September 16, 1998, and all amendments thereto or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration
Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Cohoes Bancorp, Inc., 75 Remsen Street, Cohoes, New York 12047, telephone number (518) 233-6500.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Certificate of Incorporation of the Company provides that a director or officer of the Company shall be indemnified by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, either had reasonable cause to believe such conduct was lawful or did not have reasonable cause to believe his conduct was unlawful.

         The Certificate of Incorporation and Delaware law also provide that the indemnification provisions of such Certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the Certificate of Incorporation, Bylaws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

         These provisions may have the effect of deterring shareholder derivative actions, since the Company may ultimately be responsible for expenses for both parties to the action. A similar effect would not be expected for third-party claims.

         In addition, the Certificate of Incorporation and Delaware law also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Company intends to obtain such insurance.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities each filing of the Registrant's annual report pursuant to Section 13(a) or
               Section 15(d) of the Exchange Act filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public  policy  as  expressed  in  the  Act  and  is,  therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned in the City of Cohoes, State of New York on September 20, 1999.


                                        COHOES BANCORP, INC.



                                    By: /s/ Harry L. Robinson
                                        ----------------------------------------
                                        Harry L. Robinson, President
                                        (Duly Authorized Representative)



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry L. Robinson his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Harry L. Robinson                       /s/ Duncan S. Mac Affer
------------------------------             ------------------------------
Harry L. Robinson                          Duncan S. Mac Affer
Director, President and                    Director
   Chief Executive Officer
(Principal Executive Officer)


Date: September 20, 1999                   Date: September 20, 1999
------------------------------             ------------------------------

/s/ Arthur E. Bowen                        /s/ Walter H. Speidel
------------------------------             ------------------------------
Arthur E. Bowen                            Walter H. Speidel
Director                                   Director

Date: September 20, 1999                   Date: September 20, 1999
------------------------------             ------------------------------

/s/ R. Douglas Paton                       /s/ J. Timothy O'Hearn
------------------------------             ------------------------------
R. Douglas Paton                           J. Timothy O'Hearn
Director                                   Director

Date: September 20, 1999                   Date: September 20, 1999
------------------------------             ------------------------------



/s/ Chester C. DeLaMater                   /s/ Peter G. Casabonne
------------------------------             ------------------------------
Chester C. DeLaMater                       Peter G. Casabonne
Director                                   Director

Date: September 20, 1999                   Date: September 20, 1999
------------------------------             ------------------------------



/s/ Michael L. Crotty                      /s/ Donald A. Wilson
------------------------------             ------------------------------
Michael L. Crotty                          Donald A. Wilson
Director                                   Director

Date: September 20, 1999                   Date: September 20, 1999
------------------------------             ------------------------------



/s/ Frederick G. Field, Jr.                /s/  Richard A. Ahl
------------------------------             ------------------------------
Frederick G. Field, Jr.                    Richard A. Ahl
Director                                   Chief Financial Officer, Secretary
                                              and Executive Vice President
                                           (Principal Financial and Accounting
                                            Officer)

Date: September 20, 1999                   Date: September 20, 1999
------------------------------             ------------------------------

                                  EXHIBIT INDEX


                                                       Reference to Prior Filing
                                                           or Page Number in
                                                              Sequentially
    Exhibit                                                Numbered Registration
    Number                                                    Statement
--------------------------------------------------------------------------------

  4  Instruments Defining the Rights of Security Holders,
     Including Indentures:

      Certificate of Incorporation of Cohoes Bancorp, Inc.       *

      Bylaws of Cohoes Bancorp, Inc.                             *

      Form of Stock Certificate of Cohoes Bancorp, Inc.          *

  5  Opinion of Silver, Freedman & Taff, L.L.P.                  Exhibit 5


23.1 Consent of Arthur Andersen LLP                              Exhibit 23.1


23.2 Consent of Silver, Freedman & Taff, L.L.P.                  Exhibit 23.2


24   Power of Attorney                                           Contained on
                                                                 signature page.
----------------------
* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-63539) filed on September 16, 1998 and all amendments thereto or reports filed for the purpose of updating such description. All such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.